Exhibit 10.2

[***] Certain confidential information has been omitted because (i) the Company customarily and actually treats that information as private or confidential and (ii) the omitted information is not material.

AMENDMENT NO. 2 TO COMMERCIAL SIDE LETTER

This Amendment ("Amendment”) is made effective as of  January 1, 2025 by and between Global-E Online Ltd "Company") and DHL International GmbH ('DHL").  The Company and DHL are sometimes referred to herein as a “Party” and together as the “Parties”.

WHEREAS, the Parties entered to a Commercial Side Letter, dated March 27, 2017 (the “Letter”).

WHEREAS, Pursuant to Section 5.2 of the Letter, the Letter may be amended pursuant to a written agreement signed by each party thereto.

WHEREAS, by Amendment No. 1 of 7 December 2020, the Parties made certain amendments to the Letter.

WHEREAS, in order to address certain potential regulatory constraints, the Parties wish to further amend the Letter, as further provided herein.

WHEREAS, the Parties note their extremely successful collaboration until now, and express their intention to continue to work together as much as possible.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	Sections 1.2 (Exclusivity) and 1.3 (Pricing) of the Letter are hereby deleted in their entirety and replaced with the following: "Reserved."

2.
Section 1.4.1 shall be amended to read as follows:

“DHL will perform the services in a professional manner, consistent with high industry standards and the provisions of any country’s specific agreement.”

3.	Section 1.4.3 (b)(i) is hereby deleted in its entirety and replaced with the following: "Reserved."

4.	Schedule B of the Letter is hereby amended and replaced in its entirety by new ‘Schedule B’ attached hereto as Exhibit A.

5.	Effectiveness. This Amendment shall be attached to the Letter and become an integral part thereof.

6.
Reservation Of Terms. Except as expressly stated in this Amendment, all other terms in the Letter remain in full force and effect, and shall remain unchanged unless specifically amended in accordance with the terms of the Letter,

7.
This Amendment is governed by the laws of the State of Israel without giving effect to its principles of conflicts of law. Any dispute regarding this Amendment must be decided by a court of competent jurisdiction located in Tel-Aviv, Israel. Nothing herein shall derogate from either party's right to seek for an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach by the other party of any of its obligations under this Amendment.

8.
Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original but all of which constitute one and the same instrument, Counterparts may be delivered by email, facsimile or other transmission methods and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Amendment as of the day and year first above written.

DHL INTERNATIONAL GMBH	GLOBAL-E ONLINE LTD

By: /s/ Joe Joseph	By: /s/ Amir Schlachet

Name: Joe Joseph	Name: Amir Schlachet

Title: Chief Financial Officer	Title: CEO

Date: July 21, 2025	Date: July 21, 2025

Exhibit A – Amended Schedule B

Schedule B

Company Competitor

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